UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 10, 2008

Comtech Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-02642	52-0466460
(Commission File Number)	(IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-4327

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 10, 2008, Comtech Group, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors had authorized a stock repurchase program.

Pursuant to the authorization of the Board of Directors, the Company may repurchase up to 5 million shares of its outstanding common stock on the open market or in negotiated transactions. The timing and the amount of any repurchases will be determined by the Company's management, based on its evaluation of market conditions and other factors. Under the repurchase program, there is no time limit for the stock repurchases, nor is there a minimum number of shares that the Company intends to repurchase. The repurchase program may be suspended or discontinued at any time without prior notice.

Item 9.01 Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Comtech Group, Inc. Press Release dated March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:	/s/ Frank Zheng
Name: Frank Zheng
Title: Chief Financial Officer

Dated: March 10, 2008

Exhibit Index
Exhibit No.	Description
99.1	Comtech Group, Inc. Press Release dated March 10, 2008.